Exhibit 23.2

JIMMY C.H. CHEUNG & CO.	Registered with the Public Company
Accounting Oversight Board
Certified Public Accountants
Members of Kreston International

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

THE BOARD OF DIRECTORS
NORTHPORT CAPITAL INC.

We hereby consent to the use in this Prospectus constituting part of this Registration Statement on Form SB-2/A5 dated June 27, 2007 of our report dated March 13, 2007, related to the consolidated financial statements of Northport Capital Inc. for the years ended December 31, 2006 and 2005 and our report dated May 9, 2006 related to the financial statements of Dalian Beigang Information Industry Development Company Limited for the years ended December 31, 2005 and 2004 which appear in such Prospectus. We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Jimmy Cheung
JIMMY C.H. CHEUNG & CO.
Certified Public Accountants

Hong Kong

June 26, 2007

1607 Dominion Centre, 43 Queen’s Road East, Wanchai, Hong Kong
Tel: (852) 25295500 Fax: (852) 28651067
Email: jchc@krestoninternational.com.hk	Kreston International with offices in Europe
Website: http://www.jimmycheungco.com	America, The Middle East, The Far East and Australia